Exhibit 10.11

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (“Agreement”) is made as of [●], by and between XL Fleet Corp., a Delaware corporation (the “Company”), and [●] (the “Indemnitee”). This Agreement supersedes and replaces any and all previous agreements between the Company and Indemnitee covering the subject matter of this Agreement.

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors, officers, or in other capacities unless they are provided with adequate protection from the risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the ability to attract and retain qualified persons to serve as directors and officers is in the best interests of the Company and its stockholders; and that the Company should act to assure such persons that there will be adequate rights to advancement and indemnification in connection with such claims and actions;

WHEREAS, the certificate of incorporation of the Company (as the same may be amended from time to time, the “Certificate of Incorporation”) requires indemnification of the officers and directors of the Company and the Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The Certificate of Incorporation and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; [and]

WHEREAS, this Agreement is a supplement to and in furtherance of the Certificate of Incorporation and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; [and]

[WHEREAS, Indemnitee is a designee of [●] [and its affiliated investment funds] (the “Fund”), and has certain rights to indemnification and/or insurance provided by the Fund which Indemnitee and the Fund intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve on the Board;]

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Services to the Company. Indemnitee agrees to serve as a[n] [director] [and] [officer] of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or of its subsidiaries or any Enterprise) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s employment with the Company (or of its subsidiaries or any Enterprise), if any, is at will, and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Company (or of its subsidiaries or any Enterprise), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a director or officer of the Company, by the Certificate of Incorporation, the Company’s Bylaws, and the DGCL. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as a[n] [director] [or] [officer] of the Company, as provided in Section 15 hereof.

Section 2. Definitions. As used in this Agreement:

(a) References to “agent” shall mean any person who is or was a director, officer, or employee of the Company or a subsidiary of the Company or other person authorized by the Company to act for the Company, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.

(b) A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

i. Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities;

ii. Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(b)(i), 2(b)(iii) or 2(b)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

iii. Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its ultimate parent, as applicable) more than 51% of the combined voting power of the voting securities of the surviving entity or its ultimate parent, as applicable, outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity or its ultimate parent, as applicable;

iv. Liquidation or Sale of Assets. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

v. Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

For purposes of this Section 2(b), the following terms shall have the following meanings:

(A) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(B) “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(C) “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

(c) “Corporate Status” describes the status of a person who is or was an officer, director, employee, agent, or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan, or other entity or enterprise that such person is or was serving at the express written request of the Company.

(d) “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification or advancement of expenses is sought by Indemnitee.

(e) “Enterprise” shall mean the Company, any of its subsidiaries, affiliates, and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise of which Indemnitee is or was serving at the express written request of the Company as a director, officer, trustee, partner, managing member, employee, agent, or fiduciary.

(f) “Expenses” shall include all direct and indirect costs including, but not limited to, reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with investigating, prosecuting, defending (or preparing to investigate, prosecute, or defend) a Proceeding, or being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 11 only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(g) “Independent Counsel” shall mean a law firm, or a member of a law firm, who is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(h) “Official Capacity” means Indemnitee’s corporate status as an officer, director, agent, and any other fiduciary capacity in which Indemnitee serves the Company, its subsidiaries and affiliates, or any other Enterprise which Indemnitee serves in such capacity at the request of the Company’s Chief Executive Officer, its Board of Directors, or any committee of its Board of Directors of the Company. “Official Capacity” also refers to actions that Indemnitee takes or does not take while serving in such capacity.

(i) “Proceeding” means any actual or threatened inquiry, investigation, claim, demand, action, suit, arbitration or other alternative dispute resolution mechanism, or other proceeding, whether civil, criminal, administrative, regulatory, or investigative, whether formal or informal, whether or not initiated prior to the Effective Date, except a proceeding initiated by an Indemnitee pursuant to Section 11 to enforce his or her rights under this Agreement. If the Indemnitee reasonably believes that a given situation may result in a Proceeding, then such situation shall be considered a Proceeding. “Proceeding” also includes any corporate internal investigation from and after the time in which the Indemnitee has received or is entitled to receive the warning mandated in Upjohn Co. v. United States, 449 U.S. 383 (1981).

Section 3. Indemnification of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by the DGCL, as such law may be amended from time to time. Indemnitee shall be entitled to the indemnification provided by this Section if, by reason of his or her Corporate Status, Indemnitee is a party or is threatened to be made a party to any Proceeding, or by reason of anything done or not done by Indemnitee in his or her Official Capacity. The Company shall indemnify Indemnitee against all costs, judgments (including any pre and post-judgment interest), penalties, fines, liabilities, amounts paid in settlement by or on behalf of Indemnitee in any Proceeding, and Expenses reasonably incurred by Indemnitee in connection with such Proceeding, if Indemnitee is determined to have met the standard of conduct set forth in Section 6. Indemnitee shall be entitled to indemnification in all circumstances other than the following:

(a) To the extent such indemnification of Expenses is expressly prohibited by Delaware law or the public policies of Delaware, the United States of America, or agencies of any governmental authority in any jurisdiction governing the matter in question; or

(b) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, except a judicial proceeding pursuant to Section 11 to enforce rights under this Agreement, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; or

(c) with respect to any claim, issue, or matter as to which Delaware law expressly prohibits such indemnification by reason of any adjudication of liability or Indemnitee to the Company, unless and only to the extent that the Delaware Court of Chancery (the “Delaware Court”), or the court in which such action or suit was brought, determines upon application that, despite an adjudication of liability but in view of all the circumstances of the case, Indemnitee is entitled to indemnification for such Expenses as such court deems proper.

Section 4. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitee is successful, on the merits, procedurally, or otherwise, in defense of any Proceeding, or in defense of any claim, issue, or matter therein, including, without limitation, the dismissal of any action with or without prejudice, or if it is ultimately determined that Indemnitee is otherwise entitled to be indemnified against Expenses, Indemnitee shall be Indemnified against all Expenses reasonably incurred in connection therewith, including the cancellation of any obligation to repay advances for expenses incurred in defense of the claim, issue, or matter. If Indemnitee is partially successful, on the merits, procedurally, or otherwise, in defense of any Proceeding, such indemnification shall be apportioned to reflect the degree of success.

Section 5. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by law and to the extent that Indemnitee is, by reason of the Indemnitee’s Corporate Status or Official Capacity, a witness or otherwise asked to participate in any Proceeding to which Indemnitee is not a party, the Indemnitee shall be entitled to indemnification and advancement of all Expenses reasonably incurred.

Section 6. Standard of Conduct. Except as provided in Section 5 above, Indemnitee shall be entitled to indemnification pursuant to this Agreement only upon a determination that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

Section 7. Advancement of Expenses.

(a) The Company shall advance Expenses to Indemnitee to the fullest extent permitted by the DGCL as such law may from time to time be amended. Indemnitee shall be entitled to the advancement provided in this Section if, by reason of [his or her] Corporate Status or Official Capacity, Indemnitee is a party or is threatened to be made a party to any Proceeding, or by reason of anything allegedly or actually done or not done by Indemnitee in his or her Official Capacity. The Company shall advance to Indemnitee Expenses reasonably incurred by Indemnitee in connection with such Proceeding. In accordance with Section 11(a), advances shall include reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Such advancement shall be made within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free.

(b) The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it is finally determined, after all appeals to a court of competent jurisdiction are exhausted, that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. In making a claim for advancement, Indemnitee need not submit to the Company information that counsel for Indemnitee deems privileged and exempt from disclosure in any proceeding.

Section 8. Procedure for Notification and Defense of Claim.

(a) Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof. The written notification to the Company shall include a description of the nature of the Proceeding and the facts underlying the Proceeding. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b) Except as otherwise provided in this Section 8(b) and subject to the terms and conditions of any applicable insurance policy, to the extent that it may wish, the Company may, separately or jointly with any other indemnifying party, assume the defense of the Proceeding. After notice from the Company to Indemnitee of its election to assume the defense of the Proceeding, the Company shall not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee except as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably determined that there is a conflict of interest between the Company and Indemnitee in the conduct of the defense of the Proceeding, and such determination is supported by an opinion of qualified legal counsel addressed to the Company, (iii) the transition of Indemnitee’s defense to the Company would materially prejudice the Indemnitee’s defense; or (iv) within twenty (20) calendar days of receipt of notice from Indemnitee under Section 8(a), the Company has not retained counsel to assume the defense of the Proceeding. Any Expenses incurred by Indemnitee prior to the actual transition of the defense of the Proceeding to the Company shall be paid by the Company, including, but not limited to, any Expenses incurred in connection with the transition of the defense from the Indemnitee to the Company.

(c) The Company is not entitled to assume the defense of any Proceeding brought by or on behalf of the Company, or as to which Indemnitee shall have made the determination provided for in subparagraph (b)(ii) or (b)(iii) above.

(d) Regardless of whether the Company has assumed the defense of a Proceeding, the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s prior written consent, and the Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on, or require any payment from, Indemnitee without Indemnitee’s prior written consent. Neither the Company nor the Indemnitee may unreasonably withhold consent to any proposed settlement.

(e) The Indemnitee’s failure to provide notice to the Company of a Proceeding shall not relieve the Company from its obligation to indemnify or advance Expenses incurred prior to such notice, unless such failure results in actual and material prejudice (other than the payment of such indemnification or advancement) to the Company. There shall be a presumption that there is no such prejudice and the Company bears the burden of proof by a preponderance of the evidence to prove any such actual and material prejudice. In the event of such actual and material prejudice, the Company shall have no obligation to indemnify or advance Expenses to Indemnitee as to Expenses incurred prior to Indemnitee’s notification to the Company.

Section 9. Procedure Upon Application for Indemnification.

(a) Upon written request by Indemnitee for indemnification pursuant to Section 8, the entitlement of the Indemnitee to such request for indemnification shall be determined by: (i) by a majority vote of the Disinterested Directors, whether or not such majority constitutes a quorum; (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, whether or not such majority constitute a quorum; (iii) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (iv) by the stockholders of the Company by a majority vote of those in attendance at a meeting when a quorum is present. In the event of a Change in Control, the entitlement of the Indemnitee to such request for indemnification shall be determined by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee.

(b) If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination.

(c) Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses incurred by Indemnitee in so cooperating with the person, persons, or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to advancement or indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(d) The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.

(e) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(a) hereof, the Independent Counsel shall be selected as provided in this Section 9(e). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising [him or her] of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Delaware Court has determined that such objection is without merit. If, within twenty (20) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 8(a) hereof and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 9(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 11(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 10. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person, persons, or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons, or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Enterprise. The provisions of this Section 10(b) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(c) The termination of any Proceeding or of any claim, issue, or matter therein, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which [he or she] reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

(d) The knowledge and/or actions, or failure to act, of any director, officer, trustee, partner, managing member, fiduciary, agent, or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 11. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses pursuant to Section 7 of this Agreement is not made within ten (10) days after receipt by the Company of a written request therefor, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(a) or (e) of this Agreement within sixty (60) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification pursuant to Section 3 is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (v) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by the Delaware Court of Indemnitee’s right to such indemnification or advancement of Expenses. The Company shall not oppose the Indemnitee’s right to seek such adjudication. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 11(a). The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 11, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proving by a preponderance of the evidence that Indemnitee has acted in bad faith and in a manner not in the best interests of, or opposed to, the best interests of the Company and, in respect of a criminal Proceeding, by clear and convincing evidence that Indemnitee acted without a reasonable belief that Indemnitee’s conduct was not criminal. The Company may not refer to or introduce into evidence any determination pursuant to Section 6 of this Agreement adverse to Indemnitee for any purposes. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 7 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed.)

(c) The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding, and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement, or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder.

Section 12. Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Certificate of Incorporation and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) For the duration of Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any Proceeding, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Company that comparable to what similarly situated company’s would maintain. In all policies of directors’ and officers’ liability insurance obtained by the Company, Indemnitee shall be an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors and officers most favorably insured by such policy. Company shall promptly notify Indemnitee of any good faith determination not to provide such coverage or of any lapse or termination in any such policy.

(c) In the event of a Proceeding, the Company shall use reasonable efforts to provide notice of such Proceeding to the insurers providing directors’ and officers’ liability insurance to the Company and the Indemnitee in a manner required by the directors’ and officers’ liability insurance policies.

(c) In the event of a Change in Control or the Company’s becoming insolvent, the Company (or any successor to the interests of Company by way of merger, sale of assets, or otherwise) shall purchase a “tail” endorsement for the Company’s then existing directors’ and officers’ liability insurance policies that provides a six-year extended reporting period from and after the Change in Control for claims first made against the Indemnitee for any alleged or actual wrongful act(s) that occurred prior to the Change in Control (the “D&O Tail”). In the event the D&O Tail is not available to be purchased from the Company’s existing directors’ and officers’ and/or fiduciary liability insurer(s) then the Company shall work in good faith to obtain and fully pre-pay for directors’ and officers’ liability insurance policies which would be the equivalent of the D&O Tail with coverage that is substantially equivalent to, and in any event not less favorable than, the Company’s then existing directors’ and officers’ liability insurance policies. Once issued, the Tail Policy shall be non-cancellable. No such policy required by this Section 12(c) shall contain any provision that limits or otherwise impacts adversely any right of Indemnitee given by this Agreement.

(d) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee [(other than any rights of recovery of Indemnitee from a Fund Indemnitor (as defined in Section 12(f) hereof) or under any insurance provided by the Fund or its affiliates)], who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(e) [Except as provided for under Section 12(f) of this Agreement, the] The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(f) [The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by the Fund and certain of its affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the Certificate of Incorporation or Bylaws (or any agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms hereof.]

(g) The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other corporation, limited liability company, partnership, joint venture, trust or other enterprise.

Section 13. Access to Board Papers.

(a) The Company agrees to maintain a complete set of Board records, including materials provided by the Company to its Board of Directors and records of Board meetings (“Board Papers”), in a systematic and organized manner; provided, however, that if the relevant Board Papers were created prior to the date of this Agreement, the Company shall be deemed to have satisfied its obligations under this Section 13 if it uses all reasonable efforts to collate and keep those Board Papers in the manner required hereby. Subject to the foregoing proviso, if Indemnitee asks to inspect, or for a copy of, any Board Paper and the request is made in connection with any Proceedings or the threat of any Proceedings, the Company must, within fourteen (14) days after receiving that request: (i) allow Indemnitee (or a person nominated in writing by Indemnitee) to inspect the Board Paper at the Company’s registered office (or any other place agreed by the Company and Indemnitee), and (ii) provide Indemnitee a copy of the Board Paper without charge.

(b) Indemnitee hereby acknowledges that: (i) the Company remains the owner of all Board Papers and the Company may request Indemnitee to provide the Company with reasons why Indemnitee requires access to a document, (ii) as a condition to Indemnitee’s right to receive any Board Papers, Indemnitee must, on written request by the Company, provide the Company with written reasons why Indemnitee requires access to a document, and (iii) Indemnitee must return to the Company or destroy all copies of any Board Papers obtained from the Company under this Section 13 within ten (10) days after the relevant Proceedings are finally resolved or the threat of such Proceedings has ceased to materially exist.

(c) If the Company has any right (including a right it has jointly or in common with Indemnitee or with Indemnitee and others) to privilege, such as attorney-client privilege, with respect to any document which Indemnitee inspects, copies or uses under this Agreement or the applicable law: (i) that document is to be treated by Indemnitee as confidential; (ii) by permitting the inspection, copying or use to Indemnitee or Indemnitee’s permitted nominee, the Company does not waive any privilege; and (iii) in so inspecting, copying or using the document by himself or herself or through Indemnitee’s permitted nominee, Indemnitee must use his or her best efforts to ensure that so far as is practical the right to privilege is not lost or waived, whether by Indemnitee or the Indemnitee’s nominee or otherwise and as a condition to providing any such document to Indemnitee the Company may require Indemnitee to enter into a reasonable and customary joint defense or other similar agreement for the protection of any such privilege. Nothing in this Agreement shall be deemed to prevent or preclude the Company from relying on privilege in proceedings between Indemnitee and the Company (including in respect of a document which the Company has disclosed to Indemnitee outside those proceedings).

(d) Nothing in this Section 13 shall be deemed to limit any right of access Indemnitee otherwise has to Board Papers.

(e) Indemnitee hereby agrees not to disclose any confidential information contained in a Board Paper to a third party unless: (i) the Company has given its prior written consent to such disclosure; (ii) Indemnitee is required to do so by law; (iii) the disclosure is made for the purpose of obtaining professional advice or in connection with the relevant Proceedings or the threat of such Proceedings in relation to which Indemnitee was given access to the Board Papers; or (iv) the disclosure is made on behalf of the Company and for Company purposes in furtherance of Indemnitee’s duties as a director, officer, employee or agent of the Company at the time such disclosure is made; provided, however, if Indemnitee is entitled to disclose confidential information under this Section 13(e) and the Board Papers include any information to which attorney-client privilege attaches for the benefit of the Company, or both the Company and Indemnitee, Indemnitee must use [his or her] reasonable best efforts to avoid doing anything that will cause that privilege to be waived, extinguished or lost by the Company in relation to third parties.

Section 14. Vesting and Duration of Agreement. The obligations under this Agreement and the indemnification rights in favor of the Indemnitee shall vest upon the effective date of this Agreement.

Section 15. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a [director] [or] [officer] of the Company or (b) one (1) year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 11 of this Agreement [or by a Fund Indemnitor pursuant to Section 12(f) of this Agreement, in either case,] relating thereto. The indemnification and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or of any other Enterprise, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

Section 16. Information Sharing. In the event the Indemnitee is the subject of, or is implicated in any way, during an investigation, whether formal or informal, the Company shall share with Indemnitee any information it has turned over to any third parties concerning the investigation (“Shared Information”). By executing this Agreement, Indemnitee agrees that such Shared Information is material non-public information that Indemnitee is obligated to hold in confidence and may not disclose publicly; provided, however, that Indemnitee is permitted to use the Shared Information and to disclose such Shared Information to Indemnitee’s legal counsel in connection with defending against a Proceeding.

Section 17. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 18. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof, including without limitation any previous indemnification agreements, which are hereby terminated in full; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the Bylaws and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 19. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 20. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

Section 21. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(a) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

(b) If to the Company to:

XL Fleet Corp.

145 Newton Street

Boston, Massachusetts 02135]

Attention: Chief Executive Officer

or to any other address as may have been furnished to Indemnitee by the Company.

Section 22. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company, on the one hand, and Indemnitee, on the other hand, as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its other directors, officers, employees and agents), on the one hand, and Indemnitee, on the other hand, in connection with such event(s) and/or transaction(s).

Section 23. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 11(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably the Corporation Trust Center as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 24. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 25. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

[The remainder of this page is intentionally left blank.]

The parties executed this Agreement as of the day and year first set forth above.

XL FLEET CORP.

By:
Name:
Title:

INDEMNITEE

Name:

Address:

[Signature Page to Indemnification Agreement]